Exhibit 21.1

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Argentina	Covidien Argentina S.A.

Australia	Auto Suture Holdings Pty Limited
Covidien Australia Pty Ltd
Covidien Pty Limited
ev3 Australia Pty Limited
Lafayette Pharmaceuticals Pty Limited
Medefield Pty Limited
Panmedica Pty Limited
Sherwood Medical Industries Pty Ltd
Valleylab (Australia) Pty Limited

Austria	Covidien Austria GmbH

Bahamas, The	A&E Products Korea Ltd.

Barbados	Graphic Controls (Barbados), Ltd.
USSC FSC, Inc.

Belgium	Covidien Belgium BVBA/Sprl
Covidien Belgium 2 NV
Covidien Logistics BVBA

Bermuda	Covidien Ltd.
Covidien Sigma Limited
Covidien Ventures Ltd.

Brazil	A&E Products do Brasil Ltda.
Auto Suture do Brasil Ltda.
ev3 Comercio de Produtos Endovasculares do Brazil Ltda
Polysuture Industria e Comercio Ltda.

Canada	ev3 Canada Inc.
Ludlow Technical Products Canada, Ltd.
Tyco Healthcare Group Canada ULC

Cayman Islands	Davis & Geck Caribe Limited
U.S.S.C. Puerto Rico, Inc.

Chile	Comercial Kendall (Chile) Limitada

China	Covidien (China) Medical Devices Technology Co., Ltd.
Covidien Healthcare International Trading (Shanghai) Co., Ltd.
Covidien Healthcare Trading (Shanghai) Co., Ltd.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Covidien Medical Products (Shanghai) Manufacturing L.L.C.
Covidien (Shanghai) Management Consulting Co., Ltd.
ev3 Medical Devices (Beijing) Company, Ltd.
Tyco Plastics International Trading (Shanghai) Co., Ltd.

Colombia	Covidien Colombia S.A.

Costa Rica	A&E Productos de Costa Rica, S.A.
Covidien Manufacturing Solutions, S.A.
Kendall Innovadores en Cuidados al Paciente S.A.

Denmark	Covidien Danmark A/S
Covidien VII (Denmark) ApS

Finland	Covidien Finland Oy

France	ASE Partners
Airox
Auto Suture European Services Center
Covidien France SAS
Covidien Lyon
Covidien Manufacturing Grenoble
Covidien Trevoux
ev3 Europe SAS
Floreane Medical Implants
Imedex Biomateriaux
Kendall SAS
La Trevoltiane
Ludlow Technical Products France
Mareane
Mindframe France
Sofradim
Sofradim Production

Germany	Covidien Deutschland GmbH
Dendron GmbH
Karner Europe GmbH
Power Medical Interventions Deutschland GmbH
Covidien Deutschland Manufacturing GmbH
superDimension (Europe) GmbH
USSC (Deutschland) GmbH
USSC Medical GmbH

Gibraltar	Covidien (Gibraltar) Holding Limited
Covidien (Gibraltar) Limited
Verdana Holdings Limited

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Greece	Covidien Hellas S.A.

Guatemala	A&E Products Guatemala, S.A.

Honduras	A&E Products de Honduras S.A.

Hong Kong	A&E Products (Far East) Limited
Batts Far East Limited
Covidien (HKSAR) Co., Limited
Covidien Hong Kong Limited
Covidien Hong Kong No. 2 Limited
Newport Medical (Asia) Limited

Hungary	Covidien Hungary Kft.

India	A&E India Private Limited
Covidien Engineering Services Private Limited
Covidien Healthcare India Private Limited

Indonesia	PT. COVIDIEN INDONESIA

Ireland	Covidien Finance Ireland Limited
Covidien Holdings Ireland Limited
Covidien Ireland Commercial Limited
Covidien Ireland Limited
Covidien Services Europe Limited
Covidien JJE Public Limited Company
Mallinckrodt International Financial Services Company
Mallinckrodt Medical
Nellcor Puritan Bennett Ireland
Nellcor Puritan Bennett Ireland Holdings

Israel	Covidien (Israel) Ltd.
Covidien Israel Holdings Ltd.
Covidien Israel Investments Ltd.
Covidien Israel Surgical Research Ltd.
Oridion Medical 1987 Ltd.
Oridion Systems Ltd.
superDimension Ltd.

Italy	Covidien Adhesives Italia Srl
Covidien Italia, S.p.A.
Mallinckrodt DAR Srl

Japan	Covidien Japan, Inc.
ev3 K.K.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Kendall Healthcare Products (Japan) Co., Ltd.
Nippon Covidien Ltd.

Luxembourg	Covidien Group S.a.r.l.
Covidien International Finance S.A.
Valera Holdings S.a.r.l.

Malaysia	Covidien Sendirian Berhad
Mediquip Sdn. Bhd.

Mauritius	Covidien Asia Investments Limited

Mexico	Carlisle Recycling de Mexico S.A. de C.V.
Especialidades Medicas Kenmex, S.A. de C.V.
Euro-Flex de Mexico, S.A. de C.V.
Kendall de Mexico, S.A. de C.V.
MMJ, S.A. de C.V.
Nellcor Puritan Bennett Mexico, S.A. de C.V.
Raychem Tecnologias, S. de R.L. de C.V.
Raychem Tijuana Services, S.A. de C.V.
Retail Group de Mexico S.A. de C.V.

Netherlands	Auto Suture Belgium B.V.
Covidien Canada Holdings (A) Cooperatie U.A.
Covidien Canada Holdings (B) Cooperatie U.A.
Covidien Canada Holdings (C) Cooperatie U.A.
Covidien France Holdings (A) Cooperatie U.A.
Covidien France Holdings (B) Cooperatie U.A.
Covidien Nederland B.V.
ev3 B.V.
Mallinckrodt Holdings B.V.

New Zealand	Covidien New Zealand Limited

Norway	Covidien Norge AS

Panama	KMS Colon, Panama, S.A.
Kendall, S.A. (Panama)

Peru	Covidien Peru S.A.

Philippines	Carlisle Philippines, Inc.
Covidien Philippines, Inc.

Poland	Covidien Polska Sp.z.o.o.
Mallinckrodt Polska Sp.z o.o.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Portugal	Covidien Portugal, Produtos De Saude Lda.

Russia	Covidien Eurasia LLC
Covidien Medical

Singapore	Covidien Private Limited
Mallinckrodt Asia Pacific Pte. Ltd.
ev3 Singapore Pte. Limited

Slovakia	Covidien ECE s.r.o.

South Africa	A&E Products South Africa (Proprietary) Limited
Accucomp (Pty.) Ltd.
Accufusion (Pty.) Ltd.
Covidien (Proprietary) Limited
Kendall Company of South Africa (Pty) Limited, The
Trigate (Pty.) Ltd.
Trinance (Pty.) Ltd.

South Korea	Covidien Korea, Inc.

Spain	Covidien Spain S.L.
Mallinckrodt Medical S.A.

Sweden	Covidien Sverige AB
DISAB Diagnostic Imaging Holding AB
Karner Europe AB
Mallinckrodt Sweden AB

Switzerland	Covidien AG
Covidien Finance International GmbH
Covidien Swiss Holdings GmbH
Covidien Schweiz AG
Heartstone Services GmbH

Taiwan	A&E Hangers Taiwan Co., Ltd.
Covidien Taiwan Limited

Thailand	Covidien (Thailand) Limited
Kendall Gammatron Limited
THC Holdings Limited

Turkey	Covidien Saglik A.S.
CCI Istanbul Teknolojik Hizmetler Limited Sirketi
CG Saglik Limited Sirketi
Karner Europe Aski Ticaret Limited Sirketi

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
United Kingdom	A&E Karner Limited
Advanced Absorbent Products Holdings Limited
Argyle Medical Industries (U.K.) Limited
Auto Suture U.K. Limited
CDK U.K. Limited
Comforta Healthcare Ltd. (UK)
Covidien (UK) Commercial Limited
Covidien (UK) Manufacturing Limited
Covidien Healthcare Holding UK Limited
Covidien UK Holding Ltd
Covidien UK Limited
ev3 Limited
Ganmill Limited
Inbrand Holdings Limited
Inbrand Limited
Inbrand UK Limited
Lafayette Healthcare Limited
Pryor and Howard (1988) Limited
Tissue Science Laboratories Limited

United States	A&E Products Group, Inc.	Delaware
	Airox, Inc.	Delaware
	Auto Suture Company, Canada	Connecticut
	Auto Suture Company, U.K.	Connecticut
	Auto Suture Puerto Rico, Inc.	Connecticut
	Auto Suture Russia, Inc.	Delaware
	Batts Inc	Michigan
	Batts LLC	Delaware
	Coated Products GP, Inc.	Nevada
	Coated Products Holdings, Inc.	Delaware
	Confluent Surgical, Inc.	Delaware
	Covidien Canada Holdings LLC	Delaware
	Covidien Caribbean, Inc.	Delaware
	Covidien France Holdings, Inc.	Connecticut
	Covidien Holding Inc.	Delaware
	Covidien International (US) Holdings A, LLC	Delaware
	Covidien Holdings International Corporation	Delaware
	Covidien US Holdings, Inc.	Delaware
	Covidien Sales LLC	Delaware
	Covidien llc	Delaware
	Covidien LP	Delaware
	Elkay Services LLC	Delaware
	ev3, Inc.	Delaware
	ev3 International, Inc.	Delaware
	First Lafayette Holdings, LLC	Delaware
	GC Holding, Inc.	Delaware

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	Georgia Packaging, Inc.	Delaware
	Graphic Holdings, Inc.	Delaware
	Infrasonics Technologies, Inc.	Nevada
	InnerDyne Holdings, Inc.	Delaware
	InnerDyne, Inc.	Delaware
	Kendall Ludlow Holding Corporation	Delaware
	Life Design Systems, Inc.	Wisconsin
	Ludlow Technical Products Corporation	New York
	MSCH LLC	Delaware
	Mallinckrodt Holdings, LLC	Delaware
	Mallinckrodt US LLC	Delaware
	Micro Therapeutics, Inc.	Maryland
	Nellcor Puritan Bennett LLC	Delaware
	Newport Medical Instruments, Inc.	California
	Old Colony State Insurance Company	Vermont
	Oridion Capnography, Inc.	California
	PTB International LLC	Delaware
	Plastics Holding Corporation	Nevada
	Polyken Technologies Europe, Inc.	Delaware
	Sherwood Medical Company I	Delaware
	Sherwood-Accurate Inc.	Delaware
	Somanetics Corp	Delaware
	superDimension, Inc.	Delaware
	THC Pool LLC	Nevada
	U.S.S.C. Puerto Rico (NY), Inc.	New York
	USSC Financial Services Inc.	Connecticut
	United States Surgical Corporation	Delaware
	VNUS Medical Technologies II, Inc.	Delaware
	Valleylab Holding Corporation	Delaware

Uruguay	KMS Montevideo, Uruguay, S.A.

Venezuela	Kendall de Venezuela, C.A.